UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	43-1627032
(State of incorporation or organization)	(IRS Employer Identification No.)

1370 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176104 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.     Description of Registrant’s Securities to be Registered.

The title of the securities of Reinsurance Group of America, Incorporated (the “Company”) to be registered hereunder is 6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042 (the “Debentures”). The Debentures have been issued pursuant to the Company’s automatic shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on August 5, 2011 (File No. 333-176104) (the “Registration Statement”). The description of the Debentures, as set forth under the caption “Description of Debt Securities of RGA” in the prospectus dated August 5, 2011, constituting a part of the Registration Statement, as supplemented by the description set forth under the caption “Description of the Debentures” in the prospectus supplement dated August 14, 2012, filed with the Securities and Exchange Commission on August 16, 2012 (File No. 333-176104), is incorporated herein by reference, as are any amendments thereto or other reports filed for the purpose of updating such description.

Item 2.     Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 21, 2012.

4.2	First Supplemental Indenture dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on August 21, 2012.

4.3	Form of 6.20% Fixed-To-Floating Rate Subordinated Debenture due 2042, incorporated by reference from Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED (Registrant)

Date: August 21, 2012	By:	/s/ Todd C. Larson
Name: Todd C. Larson
Title: Executive Vice President - Corporate Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 21, 2012.

4.2	First Supplemental Indenture dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on August 21, 2012.

4.3	Form of 6.20% Fixed-To-Floating Rate Subordinated Debenture due 2042, incorporated by reference from Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto.